EXHIBIT (14)(b)

[Letterhead of Dechert LLP]

April 21, 2004

Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, CA 92660

Re:	Pacific Select Exec Separate Account of Pacific Life
Pacific Select Exec II Flexible Premium Variable Life Insurance Policy,
File No. #333-60461, Post-Effective Amendment #22 to the Registration Statement on Form N-6, and
M’s Versatile Product Flexible Premium Variable Life Insurance Policy, File No. #333-60461,
Post-Effective Amendment #22 to the Registration Statement on Form N-6

Dear Sir or Madam,

     We hereby consent to the reference to Dechert LLP in the above referenced registration statements.

Very truly yours,

/s/DECHERT LLP